Exhibit 10.3(c)

TRACKER NETWORK UK LIMITED

Otter House, Cowley Business Park, High Street,

Cowley Huxbridge, Middlesex

UB8 2AD - Great-Britain

SIGEFI VENTURES GESTION
139, rue Vendôme, 69006 Lyon

CREDIT LYONNAIS
43/47, av. de la Gde Armée
75116 Paris

VIVERIS
6 allée Turcat Méry
13008 Marseille

Paris, July 28, 2003

Re. : Traqueur SA

Dear Sirs,

Further to the letter dated July 28, 2003 received from LoJack Corporation, informing us of their exercise of their preemptive right, in accordance with clause 3.2.2(b) of the agreement entered into between the shareholders of Traqueur SA on November 26, 2001, on all of the 400 shares of Traqueur SA to Tracker Network UK for an aggregate purchase price of € 40,000 (forty thousand euros), please note that we hereby waive our exercise of our preemptive right on this 400-share transfer.

Yours faithfully,

/s/ K.P. Watters
K.P. Watters

Copy to :            EADS Telecom, BNP-Paribas Développement, LoJack